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                                                                   EXHIBIT 10.23

                      COMPENSATION CONTINUATION AGREEMENT
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        AGREEMENT made this 19th day of October, 1991, by and between MARSAM
                            ----        -------
PHARMACEUTICALS INC., a Delaware corporation ("Company") and Marvin Samson, 1905 Owl Court, Cherry Hill, New Jersey ("Employee")


                                  BACKGROUND
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        Employee is and since the Company's inception in 1985 has been, chief executive officer and a key employee of the Company. Employee and the Company entered into an Employment Agreement dated as of December 19, 1986, which has been amended to extend its term to December 31, 1996, and the year to year thereafter (the "Employment Agreement").

        The continued services of Employee and his knowledge of the Company's activities and of the industry in which the Company participates are of great value to the Company. The Company believes that it is in its best interests to provide Employee with the security of a level of continuing payments to Employee or Employee's designee in the event of his retirement disability or death.

        Now, Therefore, intending to be legally bound hereby, the Company and Employee agree as follows:

        1.    Term of Agreement. This Agreement shall remain in effect and
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confer upon Employee the benefits set forth herein so long as Employee's employment by the Company is not terminated by the Company based upon a clear showing of due


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cause, as hereinafter defined, and with Employee first having had a reasonable opportunity to cure. Termination of Employee's employment by the Company shall be for due cause hereunder in the event that the termination is in connection with (i) any dishonest action against the Company, (ii) admission or conviction of any fraud or embezzlement, or (iii) a breach or violation by Employee during his employment of the confidentiality or non-competition covenants set forth in paragraph 6 of the Employment Agreement.

        2.   Retirement.  In the event of Employee's retirement, as hereinafter
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defined, the Company shall pay to the Employee in the first year following commencement of retirement an amount equal to Employee's annual base salary immediately prior to his retirement and, thereafter, fifty percent (50%) of such amount for each of the next nine years. In the event of Employee's death after his retirement, there shall be a continuation of the retirement payments for a period of ten (10) years from the commencement of Employee's retirement, with the payments after death being made to the beneficiary designated by Employee. All payment obligations under this agreement shall be met by periodic payments on the same dates as executive compensation is paid by the Company, except as otherwise agreed by the parties.
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        3. Definition of Retirement.  Employee may elect to retire by giving
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written notice of such election to the Company not less than ninety (90) days prior to the proposed commencement of retirement, but in no event shall such retirement be effective prior to the end of Employee's employment term under the Employment Agreement or any agreement superseding or extending the Employment Agreement. Furthermore, for the purposes of paragraph 2 hereof, termination of Employee's employment as the result of either party giving notice of termination pursuant to paragraph 1 (b) of the Employment Agreement shall be deemed to be Employee's retirement hereunder. The retirement payments provided for herein shall be made on the same dates as those on which the Company makes compensation payments to executive employees generally.

        4. Disability. If Employee, while employed by the Company, becomes
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unable, for a period of six (6) months during any period of twelve (12)
consecutive months, to perform his duties due to partial or total disability or incapacity resulting from a mental or physical illness or injury, as certified by a licensed physician, the Company shall make disability payments to Employee until the earlier of resumption of employment or the end of the year in which Employee reaches age sixty-five (65), in an amount equal to Employee's annual base salary immediately prior to commencement of Employee's disability for the first year of disability, and
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fifty percent (50%) of said amount in each of the years following.  The disability payments provided for herein shall be reduced to the extent of payments received by Employee from any disability benefit program arranged and paid for by the Company, and any fees or other payments by the Company for services provided by Employee. Upon reaching age 65, Employee, if disabled, shall be deemed to have retired for purposes of paragraph 2 hereof and shall be entitled to retirement benefits equal to fifty percent (50%) of Employee's annual base salary immediately prior to commencement of Employee's disability in accordance with said paragraph 2.

        5.   Other Insurance Benefits.  During the period of retirement of
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disability payments under this Agreement, the Company shall continue to provide
Employee with health and medical insurance coverage and benefits to the same extent as if he had continued to be an executive employee of the Company.

        6.   Death.  In the event of Employee's death while still in the employ
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of the Company, the Company shall pay to Employee's designee during the first year after death an amount equal to Employee's annual base salary immediately prior to his death and, thereafter, fifty percent (50%) of said amount for each of the next nine (9) years. In the event of Employee's death while entitled to disability payments pursuant to paragraph 4 hereof, the Company shall pay to Employee's designee an amount equal to fifty percent (50%) of Employee's annual base salary immediately prior to the commencement of Employee's disability during each of the next nine (9) years.
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        Restrictive Covenant.  Notwithstanding the time limits set forth in
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paragraph 6 of the Employment Agreement (or comparable provisions of any agreement superseding or extending the Employment Agreement) with respect to Employee's obligations to maintain confidentiality and not compete with the Company, the payment obligations of the Company under paragraphs 2, 4, and 6 hereof shall cease if the Company, after notice to Employee of its intent to do so, obtains a judicial determination that Employee's conduct is in violation of the provisions of the Employment Agreement respecting confidentiality and noncompetition, or would be in the absence of the time limitation provisions applicable to such provisions.

        8.   Binding Effect.  This Agreement will be binding on the Company and
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the Employee, their heirs, legal representatives, successors and assigns.

        9.   Governing Law.  Is Agreement shall be deemed to be executed,
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delivered and is intended to be performed in the State of New Jersey and in all respects is to be governed by the laws of the State of New Jersey.

       10.   Severance. In the event that performance of any provision hereunder
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shall in any way be in contravention of any law, rule or regulation of any governmental body claiming to have jurisdiction, then, to the extent of such illegality or violation, this Agreement shall be inoperative without in any manner impairing its other provisions and obligations.

       11.   Unfunded Arrangement.  The Company shall pay the benefits provided
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hereunder out of its general assets in cash






























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when due. The Company shall not be required to establish any segregated account, trust escrow, reserve or other arrangement to discharge such benefits. No assets of the Company shall be deemed segregated or otherwise set aside to discharge the Company's obligations under this agreement. The rights and benefits of the Employee or any beneficiary thereof shall be solely those of an unsecured general creditor.


        12.    Non-Alienation. None of the payments, benefits or rights of the
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Employee or beneficiary thereof shall be subject to any claim of any creditor of such person and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such person. The Employee or beneficiary thereof shall not have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this agreement, except the right to designate a beneficiary or beneficiaries as hereinabove provided.

        13.    Employment Obligations.  This agreement shall not be construed as
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creating any additional contract of employment between the Company and the
Employee or as giving the Employee, or any person whomsoever, any legal or equitable rights against the Company unless such rights shall be specifically provided for in this agreement or conferred by affirmative action of the Company in accordance with the terms and provisions of this agreement.
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       14.   Taxes.  The Company shall not be responsible for the tax
             -----
consequences under federal, state or local law of the Employee under this agreement. All payments under this agreement shall be subject to withholding and reporting requirements to the extent provided by applicable law.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement, each as of the day and year first above written.

                                                  MARSAM PHARMACEUTICALS INC.

                                                  By: /s/
                                                    ----------------------------
                                                          Vice President


                                                      /s/ Marvin Samson
                                                    ----------------------------
                                                          Marvin Samson